UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 19, 2007 (Date of earliest event reported)
Maine & Maritimes Corporation (Exact name of registrant as specified in its charter)

ME (State or other jurisdiction of incorporation)	333-103749 (Commission File Number)	30-0155348 (IRS Employer Identification Number)

PO Box 789 (Address of principal executive offices)		04769 (Zip Code)
207 760 2499 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 19, 2007, the Board of Directors appointed Brent M. Boyles as the President and Chief Executive Officer of Maine & Maritimes Corporation, to be effective following the Company's annual meeting on May 8, 2007. There are no understandings or arrangements between Mr. Boyles and any other person pursuant to which Mr. Boyles was selected as an executive officer. Mr. Boyles is the brother-in-law of Michael A. Eaton, who serves as the Company's Vice President of Information and Technology Management. Mr. Boyles will be paid an annual salary of $175,000 for his services as President and Chief Executive Officer.

Mr. Boyles, 49, will continue to serve as President and CEO of Maine Public Service Company ("MPS"), a wholly-owned subsidiary of the Company, and President & CEO, and a Director of Maine & New Brunswick Electrical Power Company, Ltd. ("MNB"), a wholly-owned subsidiary of MPS. Mr. Boyles has been President of MPS since June 6, 2005, CEO of MPS since August 17, 2006, President and CEO of MNB since August 17, 2006, and a Director of MNB since August 7, 2004. Mr. Boyles also held the following positions with MPS between 2002 and 2005: Vice President of Marketing & Customer Service, Senior Vice President, Operations, and Senior Vice President and Chief Operating Officer. Mr. Boyles first joined Maine Public Service Company on May 14, 1984. In addition, Mr. Boyles has 23 years of service with the Maine Army National Guard, where he was promoted to the rank of Brigadier General in May 2006.

The Company's press release announcing the appointment of Mr. Boyles is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Maine & Maritimes Corporation dated March 19, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2007	MAINE & MARITIMES CORPORATION By: /s/ Michael I. Williams Michael I. Williams Senior Vice President, CFO & Interim COO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Maine & Maritimes Corporation dated March 19, 2007